UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
Current Report
Pursuant To Section 13 Or 15(D) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 6, 2007
MRV COMMUNICATIONS, INC.
(Name of registrant as specified in its charter)

DELAWARE	001-11174	06-1340090
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation or organization)	Number)	Identification Number)

20415 Nordhoff Street, Chatsworth, California		91311
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (818) 773-0900
Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Certain Officers.
(b) On July 6, 2007, Kevin Rubin resigned as Chief Financial Officer of MRV Communications, Inc. (the “registrant”). Mr. Rubin plans to remain with the registrant in an advisory role through August 2, 2007.
(c) On July 12, 2007, registrant announced that Guy Avidan has been appointed to the position of registrant’s acting Chief Financial Officer effective immediately.
     Since September 2001, Mr. Avidan has served the registrant as Vice President and General Manager of MRV International. From 1995 to September 2001, Mr. Avidan served the registrant in various executive capacities for other MRV subsidiaries. Prior to joining the registrant, from 1992 to 1995, Mr. Avidan served as Vice President of Finance and Chief Financial Officer of Ace North Hills. The registrant acquired substantially all of the assets and business of Ace North Hills in June 1995. From 1989 to 1992, Mr. Avidan practiced accounting with a public accounting firm that became a part of Ernst & Young. He holds a B.A. degree in Economics and Accounting from Haifa University.
     Mr. Avidan is not related by blood, marriage or adoption to any of the registrant’s executive officers or directors, nor has Mr. Avidan been party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K.
Item 8.01.       Other Events.
     On July 12, 2007, the registrant issued a press release announcing the appointment of Guy Avidan as its acting Chief Financial Officer, a copy of which is filed as Exhibit 99.1 with this report.
Item 9.01.       Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit.

99.1	Press release dated July 12, 2007 regarding appointment of Guy Avidan as acting CFO

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.
Date: July 12, 2007

MRV COMMUNICATIONS, INC.
By:	/s/ Noam Lotan
Noam Lotan
Chief Executive Officer

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